SECOND AMENDMENT

                                       TO

                          GENERAL AGENT SALES AGREEMENT

         SECOND AMENDMENT TO GENERAL AGENT SALES AGREEMENT dated as of January 1, 2004 by and between THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES ("Equitable"), a New York stock life insurance company, having offices at 1290 Avenue of the Americas, New York, New York 10104, and AXA NETWORK, LLC, a Delaware limited liability company having offices at 4251 Crums Mill Road, Harrisburg, Pennsylvania 17112 and the AXA Network subsidiaries executing this Agreement below (collectively, the "General Agent").

Equitable and the General Agent hereby modify and amend the General Agent Sales Agreement dated as of January 1, 2000 between them, as previously amended (the "Sales Agreement") to include Equitable Incentive Life COLI '04 (Policy Form Number 03-400 or State Variation) as one of the Products which the General Agent is authorized to distribute pursuant to the Agreement and to establish the compensation due and payable by Equitable to the General Agent in connection with the sale and servicing of COLI '04 as more particularly set forth in the Amended and Restated Schedules 1 of Exhibit A attached hereto and made a part hereof.

Except as modified and amended hereby, the Sales Agreement is in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to General Agent Sales Agreement to be duly executed and delivered as of the day and year first above written.

   THE EQUITABLE LIFE ASSURANCE               AXA NETWORK, LLC
     SOCIETY OF THE UNITED STATES             AXA NETWORK OF ALABAMA, LLC
                                              AXA NETWORK OF CONNECTICUT,
   By:_________________________                  MAINE AND NEW YORK, LLC
          Stanley B. Tulin                    AXA NETWORK INSURANCE
          Vice Chairman and                      AGENCY OF MASSACHUSETTS, LLC
          Chief Financial Officer             AXA NETWORK OF PUERTO RICO, INC.
                                              AXA NETWORK INSURANCE AGENCY
                                                 OF TEXAS, INC.

                                              By:___________________________
                                                   Robert S. Jones
                                                   President - Retail Division


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                                    EXHIBIT A

                         AMENDED AND RESTATED SCHEDULE 1

                         EFFECTIVE AS OF JANUARY 1, 2004

        GENERAL AGENT COMPENSATION FOR LIFE INSURANCE SALES AND SERVICING

This Amended and Restated Schedule 1 of Exhibit A is effective as of January 1, 2004 and is attached to and made part of the General Agent Sales Agreement dated January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC.

Compensation to the General Agent in connection with the sale and servicing of life insurance policies will be calculated on a policy by policy basis. Compensation paid hereunder will be allocated to commissions and expense allowances as the parties may from time to time agree consistent with the provisions of Section 4228 of the New York State Insurance Law. Total compensation to the General Agent in respect of the sale and servicing of each life insurance policy will be a percentage of the premiums received by Equitable in respect of such policy as more particularly set forth in the following tables:

Commissions on Variable Life Insurance Products other than COLI `04

   Type of Premium                                              Percentage
   ---------------                                              ----------

   First Policy Year

         Qualifying First Year Premiums up to Target              99.0%
         Excess Premiums                                           8.5%

   Renewals                                                       11.0%

Commissions on COLI `04

   Type of Premium                                              Percentage
   ---------------                                              ----------

   First Policy Year

         Qualifying First Year Premiums up to Target              50.0%
         Excess Premiums                                          10%

   Renewals                                                       11.0%

                                                                    Page 1 of 2

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EXHIBIT A

AMENDED AND RESTATED SCHEDULE 1
EFFECTIVE AS OF JANUARY 1, 2004
(Continued)


Commissions on Non-Variable Life Insurance Products

   Type of Premium                                              Percentage
   ---------------                                              ----------
   First Policy Year

         Scheduled Premiums                                       99.0%
         Qualifying First Year Premiums up to Target              99.0%
         Excess Premiums                                           8.5%

   Renewal Years                                                   8.0%


























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